Exhibit 10.5

MORTGAGE AND NOTE MODIFICATION AND RENEWAL AGREEMENT

THIS MORTGAGE AND NOTE MODIFICATION AND RENEWAL AGREEMENT (the “Agreement”) is executed this 11th day of July, effective the 11th day of July, 2013, by ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Mortgagor”), whose address is: 5215 West Laurel Street, Tampa, Florida 33607, in favor of FIFTH THIRD BANK, an Ohio banking corporation (the “Lender”), whose address is: 201 East Kennedy Boulevard, Tampa, Florida 33602, and is made in reference to the following facts:

RECITALS

(A) Lender is the owner and holder of a Promissory Note granted by Mortgagor dated July 11, 2008, in the original principal amount of $2,580,000.00, having a current principal balance of $1,302,000.00 (the “Note”).

(B) The Note is secured by: (1) a Mortgage and Security Agreement executed by Mortgagor, dated July 11, 2008, and recorded in O.R. Book 18749, Page 903, of the Public Records of Hillsborough County, Florida (the “Mortgage”), encumbering the real property described therein (the “Property”); and (2) an Assignment of Rents, Leases, Contracts, Accounts and Deposits executed by Odyssey Marine Exploration, Inc., dated July 11, 2008, and recorded in O.R. Book 18749, Page 918, of the Public Records of Hillsborough County, Florida (the “Assignment”). All of the foregoing loan documents are herein collectively referred to as the “Loan Documents”.

(C) Mortgagor has requested that the Lender extend and renew the indebtedness, and Lender has agreed to such extension and renewal subject to the terms and conditions set forth below.

Note to Recorder: Documentary stamp taxes and intangible taxes have been previously paid on the recording of the Mortgage defined in Recital (B) hereof for the amount of the Note being renewed hereunder.

Prepared by and Return to:

Kenneth E. Thornton, Esq.

Fisher & Sauls, P.A.

100 Second Avenue S. #701

St. Petersburg, FL 33701

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration in hand paid to each of the parties hereto by the others, the receipt and adequacy of which is hereby mutually acknowledged by each of them, the parties do hereby covenant and agree as follows:

1. Recitals. The parties acknowledge that the statements contained in the Recitals are true and correct and the Recitals by this reference are made a part of this Agreement.

2. Warranty of Title. Mortgagor warrants and represents to Lender that there are no liens, leases or encumbrances affecting the collateral for the Note other than the following:

(a) The Mortgage;

(b) Ad valorem taxes for the year 2012 and for all subsequent years;

3. Confirmation of Principal. Lender and Mortgagor confirm that the current aggregate principal balance outstanding on the Note is $1,302,000.00.

4. Renewal of Note. The Note is hereby renewed in the amount of $1,302,000.00 (the “Loan”) pursuant to the terms of that certain Renewal Commercial Promissory Note of even date herewith (the “Renewal Note”), executed and delivered to Lender by Mortgagor, the terms of which are by this reference incorporated herein, which Renewal Note matures on July 11, 2016.

5. Security. To secure the payment of the Renewal Note, Mortgagor hereby confirms, grants and conveys unto Lender the first lien of the Mortgage as security for the Renewal Note. The Mortgage further secures any and all sums due or which may become due from Mortgagor or Mortgagor to Lender under: (a) the Loan Documents; (b) the performance of all terms, conditions and covenants set forth in the Mortgage and the other Loan Documents; (c) the repayment of all sums due or that may become due under or in connection with any present or future agreement between Mortgagor and Lender.

6. Costs, Expenses. Mortgagor shall pay all costs of this Agreement including but not limited to (a) all out-of-pocket expenses of Lender in connection with the preparation, execution, delivery and recording hereof, including reasonable fees and disbursements of counsel to Lender, (b) cost of a title policy insuring the lien of the Mortgage after recording this Agreement, and (c) costs of collection (including reasonable counsel fees) in case default is made in any loan herein described.

7. Representations. Mortgagor hereby represents to Lender that:

(a) Financial Condition. The financial statements heretofore furnished to Lender are complete and correct and fairly represent the financial condition of Mortgagor as of the dates of said financial statements for the periods ending on said dates. Mortgagor has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said financial statements, and at the present time there are no material unrealized or anticipated losses from any unfavorable commitments of Mortgagor. Said financial statements were prepared in accordance with generally accepted principles and practices of accounting consistently maintained throughout the periods involved. Since the date of the latest of such statements, there has been no material adverse change in the financial condition of Mortgagor from that set forth in said statements as of that date.

(b) Litigation. There are no suits or proceedings pending, or to the knowledge of Mortgagor threatened, against or affecting Mortgagor which, if adversely determined, would have a material adverse effect on the financial condition or business of Mortgagor and there are no proceedings by or before any governmental commission, board, bureau or other administrative agency pending or, to the knowledge of Mortgagor threatened, against Mortgagor.

(c) Compliance. Mortgagor has complied with all land use, building, zoning, OSHA, ADA, environmental, pollution and other laws, rules, ordinances and regulations promulgated by any governmental authority and applicable to the Property.

8. Rate Management Documents and Obligations. The Renewal Note may be subject to certain ISDA Master Agreements, swap documents, related agreements, documents and the like together with all related schedules and confirmations which may be entered into now or in the future between Mortgagor and Lender and/or its affiliates (collectively, the “Swap Documents”). Any and all indebtedness, fees, costs, expenses, and obligations now or hereafter due under the Swap Documents, including, but not limited to any breakage fees, other amounts as may be necessary in order to restructure or unwind the swap transactions or the like are hereafter collectively referred to as the “Swap Obligations”. Mortgagor shall at all times maintain the Swap Documents in full force and effect, and promises to promptly pay all Swap Obligations, and perform all of the covenants and obligations under the Swap Documents. Any default under the Swap Documents or failure to pay the Swap Obligations when due shall be a default under the Renewal Note. The payment and performance of the Renewal Note, the Swap Documents and Swap Obligations are all secured by the Mortgage and other security agreements.

9. Warranties. Mortgagor hereby affirms and warrants that all of the warranties made in the Renewal Note, Mortgage (as modified) and the other Loan Documents, and any other documents or instruments recited herein or executed with respect thereto directly or indirectly, are true and correct as of the date hereof and that Mortgagor is not in default of any of the foregoing nor aware of any default with respect thereto, and that Mortgagor has no defenses or rights of offset with respect to any indebtedness to Lender. Mortgagor hereby releases Lender from any cause of action against it existing as of the date of execution hereof. The rights and defenses being waived and released hereunder include without limitation any claim or defense based in the Lender having charged or collected interest at a rate greater than that allowed to be contracted for by applicable law as changed from time to time, provided, however, in no event shall such waiver and release be deemed to change or modify the terms of the Loan Documents which provide that sums paid or received in excess of the maximum rate of interest allowed to be contracted for by applicable law, as changed from time to time, reduce the principal sum due, said provision to be in full force and effect.

10. Lien. Mortgagor represents that the liens of the Loan Documents are valid liens on the properties described therein, as modified hereby, and with a priority as stated therein. If at any time Lender shall determine that the lien priority of its Loan Documents as stated therein is invalid or in jeopardy, or if at any time Lender is unable to obtain title insurance insuring such liens as valid liens with the priority stated therein on the collateral described therein, then Lender shall have the option of declaring the entire indebtedness secured by the Loan Documents, together with all accrued interest to be immediately due and payable in full.

11. Novation. It is the intent of the parties that this instrument shall not constitute a novation and shall in no way adversely affect the lien priority of the Mortgage and other Loan Documents referred to above. In the event that this Agreement, or any part hereof, shall be construed by a court of competent jurisdiction as operating to affect the lien priority of said Mortgage or other Loan Documents, or any of them, over the claims which would otherwise be subordinate thereto, then to the extent so ruled by such court, and to the extent that third persons acquiring an interest in such property as is encumbered by the Mortgage or other Loan Documents between the time of execution of the Mortgage or other Loan Documents, and the execution hereof, are prejudiced thereby, this Agreement, or such portion hereof as shall be so construed, shall be void and of no force and effect and this Agreement shall constitute, as to that portion, a subordinate lien on the collateral described therein, incorporating by reference the terms of the Mortgage and other Loan Documents, and which Mortgage and other Loan Documents then shall be enforced pursuant to the terms therein contained, independent of this Agreement; provided, however, that notwithstanding the foregoing, the parties hereto, as between themselves, shall be bound by all terms and conditions hereof until all indebtedness owing from the Mortgagor, if any, to the Lender shall have been paid in full.

12. State Taxes. Mortgagor shall be liable for the full amount of any documentary stamps, intangible tax, interest and penalties, if any, levied by the State of Florida incident to the loan transactions and modifications described in this Agreement. If the same be not promptly paid by Mortgagor when levied by the State of Florida, Lender may (without obligation to do so) pay the same. All such sums advanced by Lender shall be secured by the lien of the Mortgage.

13. Consent and Waiver. Mortgagor thereby consents to the foregoing and agrees that the execution of this Agreement shall in no manner or way whatsoever impair or otherwise adversely affect Mortgagor’s liability to the Lender under the Renewal Note, the Mortgage or any other instrument set forth in the Recitals or herein, all as modified by this Agreement.

14. Cross Document Default. Any default under the terms and conditions of this Agreement or of any instrument set forth herein or contemplated by this Agreement shall be and is a default under every other instrument set forth herein or contemplated by this Agreement.

15. Ratification. Except as modified by this Agreement, Mortgagor hereby ratifies and confirms the continued validity and viability of all terms, conditions and obligations set forth in the Loan Documents and all other instruments executed in connection with the Renewal Note, all as modified by this Agreement.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or of the remaining provisions of this Agreement.

17. Florida Contract. The Agreement shall be deemed a Florida contract and shall be construed according to the laws of the State of Florida, regardless of whether this Agreement is executed by certain of the parties hereto in other states.

18. Binding Effect. This Agreement shall bind the successors and assigns to the parties hereto and constitutes the entire understanding of the parties, which may not be modified except in writing.

19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original.

20. WAIVER OF JURY TRIAL. NO PARTY TO THE MORTGAGE OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THE MORTGAGE, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS SECURED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NO PARTY OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and shall be deemed to have executed such on the day and year first above written.

WITNESSES:	MORTGAGOR:

ODYSSEY MARINE EXPLORATION, INC.,
a Nevada corporation

By:
Signature of Witness	Michael Holmes,
as its Chief Financial Officer
Print or type name of Witness
(CORPORATE SEAL)
Signature of Witness

Print or type name of Witness

STATE OF FLORIDA

COUNTY OF PINELLAS

The foregoing instrument was acknowledged before me this      day of July, 2013, by Michael Holmes, as Chief Financial Officer of ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

[CONTINUED ON FOLLOWING PAGE]

[MORTGAGE AND NOTE MODIFICATION AGREEMENT CONTINUED]

WITNESSES:	BANK:

FIFTH THIRD BANK,
an Ohio banking corporation

By:
Signature of Witness	Daniel Riley, as its Vice President

Print or type name of Witness

Signature of Witness	(CORPORATE SEAL)

Print or type name of Witness

STATE OF FLORIDA

COUNTY OF PINELLAS

The foregoing instrument was acknowledged before me this      day of July, 2013, by Daniel Riley, as Vice President of FIFTH THIRD BANK, an Ohio banking corporation, on behalf of the Lender.

Personally known
Florida Driver’s License	Notary Public
Other Identification Produced

Print or type name of Notary

(SEAL)

ATTACHMENT:

EXHIBIT “A” - Legal Description